Exhibit 10.49

AMENDMENT NO. 14 TO
LOAN AGREEMENT

This Amendment No. 14 to Loan Agreement (this “Amendment”), dated as of August 1, 2003, is entered into with reference to the Loan Agreement (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) dated as of November 29, 1999 currently among Apio, Inc., a Delaware corporation (successor by merger and name change to Bush Acquisition Corporation, a Delaware corporation) (“Borrower”), each lender from time to time a party thereto (each a “Lender” and collectively, the “Lenders”), Bank of America, N.A., as Issuing Lender, and Bank of America, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”).  Capitalized terms not otherwise defined herein shall have the meanings set forth in the Loan Agreement.  Section references herein relate to the Loan Agreement unless otherwise stated.

The parties hereto hereby agree as follows:

1.                                       Section 1.1 – Definition of “Base Margin”.  As of the Effective Date, notwithstanding the applicable Pricing Level with respect to any Pricing Period, the Base Rate Margin with respect to all Revolving Loans shall be 1.75%.

2.                                       Section 1.1 – Definition of “Revolver Termination Date”.  The definition of “Revolver Termination Date” contained in Section 1.1 is hereby amended in full to read as follows:

“Revolver Termination Date” means September 1,  2003, or such later anniversary of such date as may be established pursuant to Section 2.6.

3.                                       Section 1.1 – Definition of “Revolving Commitment”.  The definition of “Revolving Credit Commitment” contained in Section 1.1 is hereby amended in full to read as follows:

“Revolving Commitment” means the commitment by Lenders to make Revolving Loans to Borrower in an aggregate principal amount not to exceed $9,000,000.”

4.                                       Section 1.1 – Deleted Definitions.  The defined terms “Overadvance” and “Overadvance Margin” are hereby deleted from the Loan Agreement and each of the other Loan Documents.

5.                                       Section 2.8 – Optional Overadvance.  The new Section 2.8 set forth in Amendment No. 12 to the Loan Agreement (which Section was mistakenly labeled Section 2.8 rather than Section 2.12), is hereby deleted in full with the intent that the “Optional Overadvance Facility” be terminated and of no further force and effect.  For purposes of clarification, Section 2.8 of the original Loan Agreement (which Section has not been amended) shall remain unchanged and shall remain in full force and effect.

6.                                       Release.  As a material inducement to the Lenders to enter into this Consent, the Borrower hereby fully releases and discharges forever the Administrative Agent and each of the Lenders, their respective subsidiaries and affiliated companies, and their respective agents, employees, officers, directors, representatives, attorneys, successors and assigns (hereafter referred to collectively as the “Released Parties”), and each and all of them, from any and all liabilities, claims, actions, causes of action, charges, complaints, obligations, costs, losses, damages, injuries, attorneys’ fees, and other legal responsibilities, of any form whatsoever, whether known or unknown, unforeseen, unanticipated, unsuspected or latent, which either of them may have or hold, or have at any time heretofore have or held,

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arising out of or relating to the Loan Agreement, the Loan Documents, the transactions contemplated thereby or the relationship of the parties hereto arising out of the Loan Agreement or the Loan Documents prior to the effective date of this Consent.   The Borrower hereby expressly waives all rights under Section 1542 of the California Civil Code, which reads as follows:

“Section 1542. [Certain claims not affected by general release.] A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known to him must have materially affected his settlement with the debtor.”

Borrower hereby agrees to indemnify and hold harmless each of the Released Parties for and against any and all costs, losses or liability, whatsoever, including reasonable attorneys’ fees arising out of the prosecution by Borrower, or its successors or assigns, of any action, claim or cause of actions released pursuant to this Section.

7.                                       Effectiveness.  This Amendment shall become effective on such date (the “Effective Date”) as the Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent and the Lenders, (a) duly executed counterparts of this Amendment , (b) a duly executed counterparts of Annex I attached hereto, signed by each Party thereto and (c) the Amendment Fee referred to in Section 10 hereto.

8.                                       Representations and Warranties.  Except (i) for representations and warranties which expressly relate to a particular date or which are no longer true and correct as a result of a change permitted by the Loan Agreement or the other Loan Documents or (ii) as disclosed by Borrower and approved in writing by the Requisite Lenders, the Borrower hereby represents and warrants that each representation and warranty made by Borrower in Article 4 of the Loan Agreement (other than Sections 4.6 (first sentence), 4.11, and 4.18) are true and correct as of the date hereof as though such representations and warranties were made on and as of the date hereof.  Without in any way limiting the foregoing, Borrower represents and warrants to the Administrative Agent and the Lenders that no Default or Event of Default has occurred and remains continuing or will result from the consents, waivers, amendments or transactions set forth herein or contemplated hereby.  The Borrower further represents and warrants that, as of the Effective Date, the outstanding principal balance of all Revolving Loans does not exceed $9,000,000.

9.                                       Fees and Expenses.  Borrower hereby agrees to reimburse the Administrative Agent and the Lenders for the Administrative Agents and Lenders’ reasonable costs and expenses (including reasonable attorney’s fees and expenses) incurred in connection with the negotiation and drafting of this Amendment and the transaction contemplated hereby together with any and all other fees and expenses currently due and owing to the Administrative Agent and/or the Lenders.  Borrower further agrees that, it shall satisfy its obligations under Section 11.3 of the Loan Agreement not later than five (5) days after receipt of an invoice with respect thereto from the Administrative Agent.  Each of the parties hereto hereby agrees that the failure to satisfy the requirements of this Section 9 shall constitute an Event of Default under the Loan Agreement.

10.                                 Amendment Fee.  On the Effective Date, the Borrower shall pay to the Administrative Agent, for the ratable account of the Lenders, an amendment fee of $7,500, which amendment fee shall be deemed fully earned and nonrefundable as of the Effective Date.

11.                                 Confirmation.  In all respects, the terms of the Loan Agreement and the other Loan Documents, in each case as amended hereby or by the documents referenced herein, are hereby confirmed.

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IN WITNESS WHEREOF, Borrower, the Administrative Agent and the Lenders have executed this Agreement as of the date first set forth above by their duly authorized representatives.

APIO, INC., a Delaware corporation

By:
Name:
Title:

BANK OF AMERICA, N.A., as Administrative Agent, Issuing Lender and sole Lender

By:
Carol Clements, Senior Vice President

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ANNEX I TO AMENDMENT NO. 14

CONSENT AND REAFFIRMATION OF GUARANTOR AND PLEDGOR

Each of the undersigned guarantors and pledgors hereby consents to the execution, delivery and performance by Borrower and the Administrative Agent of the foregoing Amendment No. 14 to Loan Agreement (“Amendment No. 14”).  In connection therewith, each of the undersigned expressly and knowingly reaffirms its liability under each of the Loan Documents to which it is a Party and expressly agrees (a) to be and remain liable under the terms of each such Loan Document, and (b) that it has no defense, offset or counterclaim whatsoever against the Administrative Agent or the Lenders with respect to any such Loan Document.

Each of the undersigned further agrees that each Loan Document to which it is a Party shall remain in full force and effect and is hereby ratified and confirmed.

As a material inducement to the Lenders to enter into Amendment No. 14, each of the undersigned hereby fully releases and discharges forever the Administrative Agent and each of the Lenders, their respective subsidiaries and affiliated companies, and their respective agents, employees, officers, directors, representatives, attorneys, successors and assigns (hereafter referred to collectively as the “Released Parties”), and each and all of them, from any and all liabilities, claims, actions, causes of action, charges, complaints, obligations, costs, losses, damages, injuries, attorneys’ fees, and other legal responsibilities, of any form whatsoever, whether known or unknown, unforeseen, unanticipated, unsuspected or latent, which either of them may have or hold, or have at any time heretofore have or held, arising out of or relating to the Loan Agreement, the Loan Documents, the transactions contemplated thereby or the relationship of the parties hereto arising out of the Loan Agreement or the Loan Documents prior to the effective date of this Consent.  Each of the undersigned hereby expressly waives all rights under Section 1542 of the California Civil Code, which reads as follows:

“Section 1542. [Certain claims not affected by general release.] A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known to him must have materially affected his settlement with the debtor.”

Each of the undersigned hereby agrees to indemnify and hold harmless each of the Released Parties for and against any and all costs, losses or liability, whatsoever, including reasonable attorneys’ fees arising out of the prosecution by Borrower, any of the undersigned or their respective successors or assigns, of any action, claim or cause of actions released pursuant to this Section.

Each of the undersigned further agrees that the execution of this Consent and Reaffirmation of Guarantor and Pledgor is not necessary for the continued validity and enforceability of any Loan Document to which it is a Party, but is executed to induce the Administrative Agent and the Lenders to approve of and otherwise enter into Amendment No. 14.

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BLANK SIGNATURE PAGES TO FOLLOW]

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IN WITNESS WHEREOF, each of the undersigned, intending to be legally bound hereby, has caused this Consent and Reaffirmation of Guarantor and Pledgor to be executed as of August 1, 2003.

LANDEC CORPORATION, a California corporation

By:
Name:
Title:

CAL EX TRADING COMPANY, a California corporation

By:
Name:
Title:

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